Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-235372) and Form S-8 (Nos. 333-208579, 333-217002, 333-226824, 333-230296, 333-238174, 333-256019 and 333-264621) of Axsome Therapeutics, Inc. of our report dated May 3, 2022 with respect to the abbreviated financial statements of the Sunosi product of Jazz Pharmaceuticals plc, which report appears in the Form 8-K/A of Axsome Therapeutics, Inc. filed July 21, 2022.

/s/ KPMG
Dublin, Ireland
July 21, 2022